UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 19, 2011

BankUnited Financial Corporation

(Exact Name of Registrant as Specified in Its Charter)

Florida	1-13921	650377773
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Development Specialists

200 South Biscayne Boulevard, Suite 1818

Miami, Florida 33131

(Address of principal executive office)

Registrant’s telephone number, including area code (305) 374-2717

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 19, 2011, at a hearing before the United States Bankruptcy Court for the Southern District of Florida, BankUnited Financial Corporation, a Florida corporation and a debtor-in-possession (the “Company”), announced that its financial advisor, Structured Capital Solutions (“SCS”), has been diligently involved in soliciting expressions of interest from third parties in connection with an equity infusion transaction with the Company.

At the hearing, the Company announced that it had received initial indications of interest from two parties. Of the two, one was a publicly traded, Fortune 500 company (the “potential corporate counterparty”) and the second was a multi-national financial institution. Each of the parties conducted due diligence on the Company and participated in numerous in-depth discussions and meetings with the Company and its advisors relating to the structure and benefits of an equity infusion transaction.

The Company was recently advised that for internal reasons the potential corporate counterparty was discontinuing its evaluation and negotiation of a proposed equity infusion transaction. The cessation of discussions between the Company and the potential corporate counterparty occurred prior to the execution of a binding term sheet or definitive transaction documents.

With the Company’s support, SCS continues to engage potential counterparties for an equity infusion transaction. There can be no assurance, however, that the search will result in a transaction. The Company does not intend to comment further regarding the review process unless a specific transaction is approved by the Board of Directors, the process is formally concluded, or it is otherwise deemed that further disclosure is appropriate or required by law.

This information set forth above contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company’s current beliefs, plans, and expectations as to its search for third parties to enter into an equity infusion transaction.

Forward-looking statements are subject to risks and uncertainties. Actual outcomes could differ materially from those expressed in or anticipated by such forward-looking statements due to a variety of factors, including, but not limited to, the risks and uncertainties of a search process, including whether any counterparty will be identified or, if identified, whether it will be pursued or consummated. There can be no assurance that the search will result in an equity infusion transaction or in any other transaction. The company undertakes no obligation to revise or update publicly any forward-looking statement for any reason, except as otherwise required by law.

The information in this Form 8-K shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKUNITED FINANCIAL CORPORATION

Date: October 19, 2011	By:	/s/ Joseph J. Luzinski
	Name:	Joseph J. Luzinski
	Title:	Chief Restructuring Officer